Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and between

MARIJUANA COMPANY OF AMERICA, INC.

and

CANNABIS GLOBAL, INC.

Dated as of September 30, 2020

SHARE EXCHANGE AGREEMENT (this “Agreement”) dated as of September 30, 2020 (“Effective Date”) by and between Marijuana Company of America, Inc., a Utah corporation (“MCOA”) and Cannabis Global, Inc., a Nevada corporation (“CBGL”).

WHEREAS, Cannabis Global, Inc. is a contract manufacturer and product developer for Marijuana Company of America’s proprietary line of HempSmart premium broad-spectrum hemp products, and in turn, Marijuana Company of America, Inc. is a distributor and marketer of Cannabis Global, Inc.’s technology and products; and

WHEREAS, Marijuana Company of America, Inc. and Cannabis Global, Inc. are common shareholders in a marijuana distribution and manufacturing company called Natural Plant Extract of California Inc. (“NPE”) and are working together to develop that business, and work together to promote their trademarked brands of services and products; and

WHEREAS, Marijuana Company of America, Inc. and Cannabis Global, Inc. seek to take further steps to deepen the strategic partnership between them, in order to fully leverage on the respective favorable resources of both parties in response to the diverse market demand for their product; and

WHEREAS, the Board of Directors of Marijuana Company of America, Inc., and the Board of Directors of Cannabis Global, Inc. have unanimously determined that long-term strategic value can be created by building on the strategic cooperation between the companies through a mutual investment to unlock long-term value for the respective shareholders;

NOW, THEREFORE, MCOA desires to issue and sell the number of shares of MCOA common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of this Agreement (the “Shares”), in exchange for the number of shares of CBGL common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date of this Agreement (the “Exchange Shares”), on the terms and subject to the conditions set forth herein (the “Exchange”).

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE SHARES AND THE EXCHANGE SHARES

Section 1.1 The Shares. The Shares shall be issued to CBGL, and the Exchange Shares shall be issued to MCOA, pursuant to Article II hereof.

ARTICLE II

SHARE EXCHANGE

Section 2.1 Share Exchange. Upon the terms and subject to the conditions of this Agreement, MCOA agrees to issue and sell to CBGL, the Shares, and in exchange therefor at the Share Exchange Closing, CBGL shall issue to MCOA the Exchange Shares.

Section 2.2 Share Exchange Closing.

(a) The Shares and the Exchange Shares will be issued on the books and records of the respective parties’ transfer agents in book-entry form. MCOA will deliver a confirmation from its transfer agent evidencing the issuance of the Shares registered in the name of CBGL, and CBGL will deliver a confirmation from its transfer agent evidencing the issuance of the Exchange Shares and registered in the name of MCOA. MCOA and CBGL may designate their wholly owned subsidiary as holder of the Shares and the Exchange Shares. Subject to the satisfaction of the conditions set forth in Article VI, the time and date of such deliveries shall be 10:00 a.m., Pacific time, on a date and at a place to be specified by the parties (the “Share Exchange Closing”), which date shall be no later than the day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VI.

(b) The documents to be delivered at the Share Exchange Closing by or on behalf of the parties hereto pursuant to this Article II and any additional documents requested by CBGL pursuant to Section 8.2, will be delivered at the Share Exchange Closing.

Section 2.3 Share Exchange Adjustment. For a period of two years following the Effective Date, at the closing of each fiscal quarter, should the per-share closing price of the common shares of the same class as the Shares or the Exchange Shares, as quoted by the OTC Markets for the last day of the relevant fiscal quarter, decrease below original issuance value with the effect that the aggregate value of the Shares or the Exchange Shares at the fiscal quarter close would be lower than $650,000, then either MCOA, in the case of the Shares, or CBGL, in the case of the Exchange Shares, shall issue the other party the number of shares of common stock necessary to cause the aggregate value of the Shares or the Exchange Shares, as applicable, be $650,000 as of the end of the relevant fiscal quarter. The parties shall irrevocably instruct their respective transfer agents to reserve and maintain authorized and unissued common stock in a reserve account designated for the purpose of issuing such shares pursuant to this share exchange adjustment provision. Such share reserve accounts shall be maintained with a number of authorized and unissued common stock not less than three (3) times the number of Shares or Exchange Shares, as the case may be, that are issued pursuant to the Share Exchange Closing.

Section 2.4. Quarterly Financial Data Disclosures. For so long following the Share Exchange Closing as a party hereto remains an investee of the other party and in the holding party’s judgment, applicable Securities and Exchange Commission financial reporting significance tests and thresholds require the disclosure of the investee’s financial statements with the holding party’s financial statements, the investee party shall provide to the holding party, on a quarterly basis no later than 30 days following the close of the relevant fiscal quarter or fiscal year, the investee party’s audited financial statements for the holding party’s reporting purposes. The failure by a party hereto to provide such financial statements in a timely manner shall be a material provision of this Agreement and the parties agree that a breach of these Section 2.4 requirements shall be considered an actionable default under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MCOA

MCOA represents and warrants to CBGL as of the date hereof that:

Section 3.1 Existence and Power. MCOA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah. MCOA has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 3.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of MCOA, and this Agreement is a valid and binding obligation of MCOA, enforceable against it in accordance with their terms.

Section 3.3 Board Approvals. The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of MCOA.

Section 3.4 Valid Issuance. The Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. The voting rights provided for in the terms of the Shares are validly authorized and shall not be subject to restriction or limitation in any respect.

Section 3.5 Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by MCOA of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Articles of Incorporation or Bylaws of MCOA or the articles of incorporation, charter, bylaws or other governing instrument of any Subsidiary of MCOA.

Section 3.6 Purchase for Own Account. MCOA is acquiring the Exchange Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Securities Act”).

Section 3.7 Private Placement. MCOA understands that (i) the Exchange Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by CBGL in a transaction exempt from the registration requirements thereof, under Rule 506(b) of Regulation D, and (ii) the Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. MCOA represents that it is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. MCOA acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

Section 3.8 Legend. Each certificate representing an Exchange Share will bear a legend to the following effect unless CBGL determines otherwise in compliance with applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CBGL

CBGL represents and warrants to MCOA as of the date hereof that:

Section 4.1 Existence and Power. CBGL is duly organized and validly existing under the laws of the state of Nevada and has all requisite power and authority to enter into and perform its obligations under this Agreement.

Section 4.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of CBGL, and this Agreement is a valid and binding obligation of CBGL, enforceable against it in accordance with its terms.

Section 4.3 Board Approvals. The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of CBGL.

Section 4.4 Valid Issuance. The Exchange Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Exchange Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights.

Section 4.5 Non-Contravention. The execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the organizational or governing documents of CBGL.

Section 4.6 Purchase for Own Account. CBGL is acquiring the Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act.

Section 4.7 Private Placement. CBGL understands that (i) the Exchange Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by MCOA in a transaction exempt from the registration requirements thereof, under Rule 506(b) of Regulation D, and (ii) the Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. CBGL represents that it is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D), and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Exchange Shares. CBGL acknowledges that an investment in the Exchange Shares is speculative and involves a high degree of risk.

Section 4.8 Legend. Each certificate representing a Share will bear a legend to the following effect unless MCOA determines otherwise in compliance with applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

ARTICLE V

LOCK UP LEAK OUT

Section 5.1 Lock-up Agreement. The Shares and the Exchange Shares shall be locked up for twelve (12) months after the Share Exchange Closing pursuant to the terms of the lock-up agreement which shall be substantially in the form of Exhibit A attached hereto (“Lock-Up Agreement”), which is fully incorporated and integrated herein. MCOA and CBGL shall not sell, transfer or otherwise dispose of the Shares or the Exchange Shares except as set forth in the Lock-Up Agreement.

ARTICLE VI

CONDITIONS TO SHARE EXCHANGE CLOSING

Section 6.1 Conditions to Each Party’s Obligation To Effect the Exchange. The respective obligations of the parties hereunder to effect the Exchange shall be subject to the following conditions:

(a) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Exchange shall be in effect.

(b) Lock-Up: Leak-Out. The parties shall have executed and delivered each to the other a Lock-Up Agreement in the form annexed hereto as Exhibit A.

ARTICLE VII

TERMINATION

Section 7.1 Injunction; Illegality. This Agreement may be terminated by either party at any time prior to the Share Exchange Closing.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

(a) if to MCOA, to:

Marijuana Company of America, Inc.

1340 West Valley Parkway, Suite 205

Escondido, CA 92029

Attention: Mr. Jesus Quintero

(b) if to CBGL, to:

Cannabis Global, Inc.

520 S. Grand Avenue, Ste. 320

Los Angeles, CA 90071

Attention: Mr. Arman Tabatabaei

Section 8.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by MCOA and CBGL. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.4 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 8.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 8.6 Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Nevada applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Nevada. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.7 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 8.9 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 8.11 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Remainder of page intentionally left blank]

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MARIJUANA COMPANY OF AMERICA, INC.

9/30/2020	By:	/s/ Jesus Quintero
	Name:	Jesus Quintero
	Title:	Chief Executive Officer

CANNABIS GLOBAL, INC.

9/30/2020	By:	/s/ Arman Tabatabaei
	Name:	Arman Tabatabaei
	Title:	Chief Executive Officer

[Share Exchange Agreement Signature Page]